SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                         LASER MORTGAGE MANAGEMENT, INC.
                (Name of Registrant as Specified in Its Charter)



    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]   No fee required
[ ]   Fee computed on table below per Exchange Act
      Rules 14a-6(i)(4) and 0-11.

      (1)  Title of each class of securities to which transaction applies:_____
      (2)  Aggregate number of securities to which transaction applies:________
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):__________
      (4)  Proposed maximum aggregate value of transaction:____________________
      (5)  Total fee paid:_____________________________________________________


[ ] Fee previously paid with preliminary materials. [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)  Amount Previously Paid:_____________________________________________
      (2)  Form, Schedule or Registration Statement No.:_______________________
      (3)  Filing Party:_______________________________________________________
      (4)  Date Filed:_________________________________________________________

                         LASER MORTGAGE MANAGEMENT, INC.

                                -----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 24, 1999
                                -----------------

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of LASER Mortgage Management, Inc. (the "Company") will be held at Ricker Auditorium, 180 Maiden Lane, New York, New York 10038, on June 24, 1999 at 8:30 a.m. for the following purposes:

          1. To elect one Class II Director to serve for a three-year term and until such director's successor is duly elected and qualified;

          2. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 1999; and

          3. To transact such other business as may properly come before the meeting, or any adjournment thereof.

          Stockholders of record at the close of business on April 12, 1999 shall be entitled to notice of, and to vote at, the meeting.

                                            By order of the Board of Directors,

                                            Robert J. Gartner
                                            Secretary

Dated:   Rochelle Park, New Jersey
         April 26, 1999

          IMPORTANT: PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

                         LASER MORTGAGE MANAGEMENT, INC.
                             151 WEST PASSAIC STREET
                         ROCHELLE PARK, NEW JERSEY 07662

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 24, 1999
                                 ---------------

     The accompanying proxy is solicited by the Board of Directors of LASER Mortgage Management, Inc., a Maryland corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 24, 1999, at 8:30 a.m., at Ricker Auditorium, 180 Maiden Lane, New York, New York 10038, or any adjournment thereof, at which stockholders of record at the close of business on April 12, 1999, shall be entitled to vote. The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting to Stockholders. The cost of solicitation of proxies will be borne by the Company. The Company may use the services of its directors, officers, employees and others to solicit proxies, personally or by telephone; arrangements also may be made with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. The Company may reimburse such solicitors for reasonable out-of-pocket expenses incurred by them in soliciting, but no compensation will be paid for their services. Any proxy granted as a result of this solicitation may be revoked at any time before its exercise.

     THE ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 ACCOMPANIES THIS PROXY STATEMENT. THE DATE OF THIS PROXY STATEMENT IS THE APPROXIMATE DATE ON WHICH THIS PROXY STATEMENT AND FORM OF PROXY WERE FIRST SENT OR GIVEN TO STOCKHOLDERS. THE COMPANY WILL FURNISH WITHOUT CHARGE (OTHER THAN A REASONABLE CHARGE FOR ANY EXHIBIT REQUESTED) TO ANY STOCKHOLDER OF THE COMPANY WHO SO REQUESTS IN WRITING, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FOR THE YEAR ENDED DECEMBER 31, 1998 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). ANY SUCH REQUEST SHOULD BE DIRECTED TO LASER MORTGAGE MANAGEMENT, INC., 151 WEST PASSAIC STREET, ROCHELLE PARK, NEW JERSEY 07662, ATTENTION: SECRETARY. THE COMPANY'S FILINGS WITH THE SEC, INCLUDING THIS PROXY STATEMENT AND THE COMPANY'S ANNUAL REPORT ON FORM 10-K, ARE ALSO AVAILABLE ON THE SEC'S WEB SITE (HTTP://WWW.SEC.GOV).

     If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote FOR the election of the nominee proposed by the Board of Directors, FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 31, 1999 and as recommended by the Board of Directors with regard to all other matters or, if no such recommendation is given, in their own discretion. Each stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

     Pursuant to the Bylaws, the Board of Directors has fixed the time and date for the determination of stockholders entitled to vote at the meeting, notwithstanding any transfer of any stock on the books of the Company thereafter. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on April 12, 1999 will constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. If a quorum is present, (1) a plurality of the votes cast at the Meeting is required for election as a director, and (2) the affirmative vote of the majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote is required for all other matters. On April 12, 1999, the Company had outstanding and entitled to vote with respect to all matters to be acted upon at the meeting 17,818,283 shares of common stock. Each holder of common stock is entitled to one vote for each share of stock held by such holder. Abstentions are counted in the calculation of the votes cast with respect to any of the matters submitted to a vote of stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. If the proxy is signed and returned without specifying choices, the shares will be voted in favor of the election of the nominee proposed by the Board of Directors and in favor of the appointment of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ended December 31, 1999.

     It is expected that the following business will be considered at the meeting and action taken thereon:

ITEM 1:  ELECTION OF DIRECTORS

     The Company's Amended and Restated Articles of Incorporation and Bylaws provide for a classified Board of Directors comprised of Classes I, II and III. The Class II Director is scheduled to be elected at the Annual Meeting to serve for a three-year term and until such director's successor is duly elected and qualified. The nominee for Class II Director is set forth below.

     Unless authorization is withheld, the persons named as proxies will vote FOR the nominee for director listed below unless otherwise specified by the stockholder. If the nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. If additional persons are nominated for election as director, the proxy holders intend to vote all proxies received by them for the nominee listed below and against any other nominees. As of the date of this Proxy Statement, the Board of Directors is not aware that the nominee is unable or will decline to serve as director. The nominee listed below already is serving as director of the Company.

     The election to the Board of Directors of the nominee identified in this Proxy Statement will require a plurality of the votes cast, in person or by proxy, at the Annual Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEE IDENTIFIED BELOW. BOARD OF DIRECTORS

                          NAME                                  AGE              POSITION WITH               DIRECTOR
                                                                                     COMPANY                   SINCE
NOMINEE AS CLASS II DIRECTOR - TERM EXPIRING AFTER 2002

Frederick N. Khedouri...................................        48                President and                1997
                                                                                    Director
CONTINUING CLASS I DIRECTOR - TERM EXPIRING AFTER 2001

Stuart H. Coleman.......................................        44                  Director                   1998

CONTINUING CLASS III DIRECTORS - TERM EXPIRING AFTER 2000

Jonathan Ilany..........................................        45                  Director                   1998
Michael L. Smirlock, Ph.D...............................        41                  Director                   1997

     Certain biographical information regarding the nominee and each continuing director is set forth below.

     FREDERICK N. KHEDOURI is a Senior Managing Director of Bear, Stearns & Co. Inc. and head of the firm's Financial Institutions Group, which provides investment banking services to the banking, thrift, insurance, investment management and specialty finance industries. Before joining Bear, Stearns & Co. Inc. at the end of 1986, Mr. Khedouri was Associate Director of the White House Office of Management and Budget from 1981 to 1985 and Deputy Chief of Staff for Vice President George Bush in 1985 and 1986. After joining Bear, Stearns & Co. Inc., he was appointed by President Ronald Reagan to the Board of Directors of the Securities Investor Protection Corporation in 1987. Bear, Stearns & Co. Inc. served as a managing underwriter of the Company's initial public offering of common stock.

     STUART H. COLEMAN has been a partner in the law firm of Stroock & Stroock & Lavan LLP in New York, New York for more than five years. Such firm and Mr. Coleman have performed legal services for the Company. The aggregate amount of fees paid by the Company to Stroock & Stroock & Lavan LLP was less than 5% of the law firm's gross revenues for the last fiscal year.

     JONATHAN ILANY is the Chief Executive Officer and a director of Angiosonics, Inc., a private medical device company with operations in the United States and Israel. Before joining Angiosonics, Inc. in 1996, Mr. Ilany was, since 1987, a Senior Managing Director of Bear, Stearns & Co. Inc., and served on the Board of Directors of The Bear Stearns Companies Inc. until 1995. Mr. Ilany holds a B.A. and an M.B.A. from the University of San Francisco.

     MICHAEL L. SMIRLOCK, PH.D. was Chairman of the Board, Chief Executive Officer and President of the Company until his termination in July 1998. For a discussion of the events leading to Mr. Smirlock's termination, see "Cease-and-Desist Order Against Director and Termination of Chief Executive Officer." Mr. Smirlock is the principal stockholder and the Chief Executive Officer, President and a Director of LASER Advisers Inc. (the "Former Manager"), a Delaware corporation and registered investment adviser that managed the day-to-to operations of the Company from its inception to February 28, 1998. Before forming the Former Manager, Mr. Smirlock was a principal of Appaloosa Management L.P., where he managed investment vehicles and accounts investing primarily in mortgage-backed securities since 1994. From 1990 until he resigned in 1993, Mr. Smirlock was Domestic Fixed Income Chief Investment Officer for Goldman Sachs Asset Management ("GSAM"), a division of Goldman, Sachs & Co., and a partner of Goldman, Sachs & Co. From 1988 to 1990, Mr. Smirlock served as the head of the Asset Acquisition Group at Franklin Savings Association. Mr. Smirlock was an Associate Professor of Finance at the Wharton School of Business of the University of Pennsylvania from 1982 to 1990.

INFORMATION REGARDING THE BOARD OF DIRECTORS

     The Board of Directors has two standing committees: the Compensation Committee and the Audit Committee. Messrs. Khedouri and Ilany currently serve on the Compensation Committee and the Audit Committee. The Compensation Committee is responsible for recommending to the Board of Directors the Company's executive compensation policies for the Company's executive officers and for administering the Company's Stock Incentive Plan. The Audit Committee is responsible for recommending independent auditors, reviewing the audit plan, the adequacy of internal controls, the audit report and the management letter, and performing such other duties as the Board of Directors may from time to time prescribe.

     During the year ended 1998, there were 16 meetings of the Board of Directors, one meeting of the Audit Committee and no meetings of the Compensation Committee. The responsibilities of the Compensation Committee were handled by the entire Board of Directors, a majority of whom at all times were not affiliated, directly or indirectly, with the Former Manager.

     The Company is not aware of any family relationship between any director, executive officer or person nominated to become a director or executive officer.

COMPENSATION OF DIRECTORS

     The Company pays each non-employee director compensation of $10,000 per annum and a fee of $500 for each meeting of the Board of Directors that he attends. However, the directors may be granted awards from time to time pursuant to the Company's 1997 Stock Incentive Plan. The Company reimburses each director for ordinary and necessary expenses related to such director's attendance at Board of Directors and committee meetings. During 1998, no options were granted to any directors under the 1997 Stock Incentive Plan.

MANAGEMENT OF THE COMPANY

     The executive officers of the Company and their positions are as follows:

NAME                                     Age       Position with the Company

Frederick N. Khedouri...............     48        President and Director
Robert J. Gartner...................     36        Vice President, Treasurer
                                                   and Secretary


     Biographical information regarding Mr. Khedouri is provided above.

     ROBERT J. GARTNER has been Vice President and Secretary of the Company since its inception and Treasurer since March 1999. Mr. Gartner was formerly a Vice President and Secretary of the Former Manager from September 1997 through February 1999. From January 1997 until he joined the Former Manager, Mr. Gartner was employed by Appaloosa Management L.P., where he assisted Mr. Smirlock in the management of investments, primarily in mortgage-backed securities. Before joining Appaloosa, Mr. Gartner held various positions at Donaldson, Lufkin & Jenrette Securities Corporation from 1987, including Vice President and trader in the mortgage-backed securities department.

     CEASE-AND-DESIST ORDER AGAINST DIRECTOR AND TERMINATION OF CHIEF EXECUTIVE OFFICER

     On November 29, 1993, Michael L. Smirlock, the former Chairman of the Board, Chief Executive Officer and President of the Company and former Chief Executive Officer of the Former Manager, consented to the entry of a cease-and-desist order (the "Order") issued pursuant to Sections 203(f), 203(k) and 206(2) (the anti-fraud provisions) of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), against him by the SEC in connection with certain securities transactions executed between December 1992 and February 1993 while Mr. Smirlock was Chief Investment Officer for GSAM. The SEC found that Mr. Smirlock caused and aided and abetted violations of the Advisers Act by (i) causing to be executed a series of purchase transactions in mortgage-backed securities for which he failed to promptly prepare order tickets allocating the securities to specific client accounts and (ii) causing to be executed two mortgage-backed securities transactions between client accounts without obtaining independent evaluations of the prices at which he instructed the transactions to be executed in order to ensure that the best price and execution were obtained for the clients. The SEC found that Mr. Smirlock caused and aided and abetted violations of these recordkeeping provisions by failing to write tickets allocating trades on the days the trades were executed. The SEC (i) ordered Mr. Smirlock to cease and desist from committing or causing any violation of the provisions of the Advisers Act set forth in the Order, (ii) suspended him from association with any broker, dealer, investment adviser, investment company or municipal securities dealer for a three-month period and
(iii) required him to pay a penalty of $50,000. Contemporaneously with the entry of the Order, Mr. Smirlock submitted an Offer of Settlement to the SEC, which the SEC accepted, in which he consented to the SEC's entry of the Order, without admitting or denying the findings set forth therein. GSAM had become aware of serious violations of its internal compliance policies and reported these violations to the SEC. In March 1993, following its report to the SEC, GSAM suspended Mr. Smirlock's trading activities. Mr. Smirlock resigned from GSAM and Goldman, Sachs & Co. effective November 30, 1993.

     In late June 1998, the Company's Board of Directors was advised by the Former Manager of certain pricing and other irregularities in connection with Shetland Fund Ltd., one of the private investment funds (the "Affiliated Funds") advised and managed by the Former Manager. The reported irregularities included the failure to obtain dealer quotes for securities, the failure to obtain more than a single quote in certain instances, mispricing bids, misplaced records, missing records and improperly identified securities in the portfolio. In July 1998, the Company's Board of Directors was informed by the Former Manager that the irregularities detected in the Affiliated Fund did not affect the portfolio of securities held by the Company and that certain procedural deficiencies existed at the Former Manager which allowed for the irregularities. In July 1998, Mr. Smirlock resigned from his position as Chief Executive Officer of the Former Manager. Also in July 1998, the Company's Board of Directors terminated Mr. Smirlock's employment as Chief Executive Officer and President and removed Mr. Smirlock as Chairman of the Board of the Company. Mr. Smirlock remains a director of the Company, although the Board of Directors has asked for his resignation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's common stock as of March 31, 1999, by (i) each director and nominee for director, (ii) any person known to the Company to be the beneficial owner of five percent or more of the common stock and (iii) all directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to the knowledge of the Company, sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                      Shares
                                                   Beneficially Owned

Name and Address of Beneficial                  Number
Owner (1)                                     of Shares        Percent

Frederick N. Khedouri (2).....................    32,500         *
Robert J. Gartner (3).........................    66,000         *
Stuart H. Coleman.............................         0         *
Jonathan Ilany................................         0         *
Michael L. Smirlock, Ph.D.....................   133,000         *
Highfields Capital Management L.P.(4)......... 3,275,900       18.4%
Franklin Mutual Advisers Inc. (5)............. 2,523,433       14.2%
Legg Mason, Inc. (6).......................... 1,938,330       10.9%
Wellington Management Company, LLP(7)......... 1,692,600        9.5%
All directors and executive
officers as a group (5 persons)...............   231,500        1.3%

---------------

*    Less than one percent

(1) Mr. Khedouri's address is c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167. Mr. Gartner's address is c/o LASER Mortgage Management, Inc., 151 West Passaic Street, Rochelle Park, New Jersey 07662. Mr. Coleman's address is c/o Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038. Mr. Ilany's address is c/o Angiosonics, Inc., 2200 Gateway Centre Blvd., Suite 207, Morrisville, North Carolina 27560. Mr. Smirlock's address is 285 Summit Avenue, Summit, New Jersey 07901. The address of Highfields Capital Management L.P. is 200 Clarendon Street, 51st Floor, Boston, Massachusetts 02117. The address of Franklin Mutual Advisers Inc. is 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078. The address of Legg Mason, Inc. is 100 Light Street, Baltimore, Maryland 21202. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

(2)  Includes 2,500 options which are currently exercisable.

(3)  Includes 36,000 options which are currently exercisable.

(4)  Based on Schedule 13G filed on February 16, 1999.

(5) Based on Schedule 13G/A filed on January 29, 1999. Includes all of the shares of common stock owned beneficially by certain mutual funds advised by Franklin Mutual Advisers Inc.

(6) Based on Schedule 13G filed on February 12, 1999. Includes all of the shares of common stock owned beneficially by certain mutual funds advised by Legg Mason, Inc.

(7) Based on Schedule 13G filed on February 9, 1999. Includes all of the shares of common stock owned beneficially by clients advised by Wellington Management Company, LLP.

EXECUTIVE COMPENSATION

     The Company has not paid any annual compensation to the Company's executive officers for their services as executive officers in 1998. Therefore, no summary compensation table has been presented. The executive officers may be granted awards from time to time pursuant to the Company's 1997 Stock Incentive Plan. No awards were granted to executive officers during 1998.

     The Company entered into an employment agreement with Mr. Gartner as of March 1, 1999 which expires as of June 30, 1999 and is automatically renewed on a month-to-month basis unless terminated by either party upon at least 15 days' prior notice. Mr. Gartner receives a monthly salary of $50,000 and is entitled to receive a $90,000 severance payment in the event that the agreement is not renewed by the Company or he is terminated other than for cause. The employment agreement terminates upon the permanent disability of Mr. Gartner or for cause.

GRANTS OF AWARDS

                          DEFERRED STOCK AWARDS IN 1998

     The following table shows the value of shares of deferred stock granted to the executive officers which vested in 1998. No deferred stock awards were granted in 1998.

NAME                                       Value of Deferred
                                               Stock (1)
Michael L. Smirlock (2)                        $837,500
Thomas G. Jonovich (3)                                0
Peter T. Zimmermann (4)                        $183,281
Robert J. Gartner                               $61,094

---------------

(1) The deferral period under these awards expires, and the stock is issued, at the rate of 6.25% per quarter commencing on January 2, 1998. The number of shares of non-vested deferred stock held and the value of those shares as of December 31, 1998, are as follows: Mr. Smirlock's deferred stock awards terminated as of July 30, 1998 without any further vesting; Mr. Zimmermann held 45,000 shares of deferred stock valued at $244,800; and Mr. Gartner held 15,000 shares of deferred stock valued at $81,600. No dividends or dividend equivalents are paid on deferred stock until the deferral period expires.

(2)  Mr. Smirlock was terminated as Chief Executive Officer in July 1998.

(3) Mr. Jonovich resigned as Chief Financial Officer and Treasurer in February 1999.

(4) Mr. Zimmermann resigned as Vice President and Chief Operating Officer in January 1999.

                         STOCK OPTION/SAR GRANTS IN 1998

     No stock options or stock appreciation rights were granted in 1998.

          AGGREGATED OPTION/SAR EXERCISES IN 1998 AND DECEMBER 31, 1998
                                OPTION/SAR VALUES

     The following table sets forth information regarding the total number of stock options held by the executive officers of the Company as of December 31, 1998, the aggregate number of unexercised options and stock appreciation rights that were exercisable and unexercisable at December 31, 1998 and the values of "in-the-money" stock options and stock appreciation rights on December 31, 1998 which represent the positive difference between the market price of the Company's common stock and the exercise price of such options and stock appreciation rights. No stock appreciation rights were held in 1998 and there were no stock option exercises by the named executive officers during 1998.


                                                              NUMBER OF SECURITIES UNDERLYING
                              NUMBER OF SHARES                        UNEXERCISED                  VALUE OF THE UNEXERCISED IN-THE-
                                ACQUIRED ON      VALUE           OPTIONS/SARS AT 12/31/98          MONEY OPTIONS/SARS 12/31/98($)(1)
NAME                             EXERCISE(#)    REALIZED($)     EXERCISABLE    UNEXERCISABLE       EXERCISABLE        UNEXERCISABLE
----                           --------------   ---------       -----------    -------------       -----------        --------------
Michael L. Smirlock (2)....           0             0                    0               0               0                   0
Thomas G. Jonovich (3).....           0             0               14,000          14,000               0                   0
Peter T. Zimmermann (4)....           0             0               27,500          82,500               0                   0
Robert J. Gartner..........           0             0               18,000          54,000               0                   0

---------------
(1)  At December 31, 1998, none of the stock options granted by the Company were
     "in-the-money."

(2)  Mr. Smirlock was terminated as Chief Executive Officer in July 1998.

(3)  Mr. Jonovich resigned as Chief Financial Officer and Treasurer in February
     1999.

(4)  Mr. Zimmermann resigned as Vice President and Chief Operating Officer in
     January 1999.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than 10% of the Company's common stock to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all such reports they file.

     Based solely on a review of the copies of such reports furnished to the Company, or written representations that no Form 5 was required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with through December 31, 1998, except that Frederick N. Khedouri failed to file timely a Form 4 for May 1998 and September 1998 and that Jonathan Ilany failed to file timely a Form 3 for July 30, 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No interlocking relationship exists between members of the Company's Board of Directors or the Compensation Committee or officers responsible for compensation decisions and the board of directors or compensation committee of any other company, nor has such interlocking relationship existed in the past.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company was subject to various conflicts of interest involving the Former Manager. Pursuant to the terms of a Management Agreement (the "Management Agreement") with the Company, the Former Manager was responsible for the day-to-day operations of the Company and performed (or caused to be performed) such services and activities relating to the assets and operations of the Company as was appropriate, subject to the supervision of the Company's Board of Directors. The executive officers of the Company in 1998, other than Mr. Khedouri, were officers and employees and directors of the Former Manager. Michael L. Smirlock, a director and Former Chief Executive Officer and President of the Company, is the majority stockholder and a director of the Former Manager. The Company's principal executive offices in 1998 were located in Short Hills, New Jersey and were provided by the Former Manager in accordance with the terms of the Management Agreement.

     For performing services under the Management Agreement, the Former Manager received an annual base management fee and a quarterly incentive fee. For the year ended December 31, 1998, management fees amounted to $2.4 million and incentive fees were $2.1 million.

     The Company and the Former Manager terminated the Management Agreement effective as of February 28, 1999. In connection therewith, the Company agreed to pay to the Former Manager: (a) $416,505, which represented the base management fee payable under the Management Agreement for the fourth quarter of 1998; (b) $708,495, which the Company and the Former Manager agreed to as the quarterly incentive fee for the fourth quarter of 1998; and (c) $500,000 for services performed under the Management Agreement for the period January 1, 1999 through February 28, 1999 and for certain transition services with respect to internalizing the advisory function.

     The Management Agreement did not limit or restrict the right of the Former Manager or any of its officers, directors, employees or affiliates from engaging in any business or rendering services of any kind to any other person, except that, during the term of the Management Agreement, the Former Manager could not manage another publicly-traded mortgage REIT or any additional private investment fund that invests primarily in mortgage assets and follow investment strategies and policies similar to those employed by the Company, without the prior approval of the Independent Directors. The Former Manager and its officers and employees advised and managed the Affiliated Funds, which invested in mortgage-backed securities and have invested in the Company's securities.

     The incentive fee payable to the Former Manager was based upon the net income received by the Company. This may have created an incentive for the Former Manager to recommend investments with greater income potential, which generally are riskier or more speculative than would be the case if such fees did not include a "performance" component. Such incentives may have resulted in increased risk to the value of the Company's investment portfolio.

     The Former Manager, its affiliates and the funds managed by Appaloosa Management L.P. purchased an aggregate of 1,014,000 shares of common stock of the Company in a private placement. The Former Manager and its directors, officers and employees received stock options pursuant to the Company's Stock Incentive Plan.

     An Affiliated Fund entered into a total rate of return swap with a broker-dealer which provided that the Affiliated Fund would bear the economic benefit and risk of directly holding the 666,666 shares of the Company's common stock purchased by such broker-dealer in a private placement. The Company has been advised that the total return swap was terminated in December 1998.

     Frederick N. Khedouri, a Senior Managing Director of Bear, Stearns & Co. Inc., is the President and a director of the Company and has purchased 10,000 shares of common stock at the initial public offering price in a private placement and additional 20,000 shares in the public market. Bear, Stearns & Co. Inc. provides financial advisory services to the Company.

     Stuart H. Coleman, a partner in the law firm of Stroock & Stroock & Lavan LLP, is a director of the Company. Such firm and Mr. Coleman perform legal services for the Company.

PERFORMANCE GRAPH

     The following graph presents a comparison of cumulative total returns for the Company's common stock since inception with the S&P 500 index and the Bloomberg L.P. BBREIT Mortgage Index ("MREIT"), a capitalization-weighted index of infinite life mortgage REITs having a market capitalization of $15 million or greater.


[GRAPHIC OMITTED]

   DATE        LMM        MREIT   S&P 500      Date    LMM     MREIT  S&P 500

04/16/1999     7.26      11.921   21.126  07/24/1998   10.61   13.82  18.081
04/02/1999    7.605      11.939   20.714  07/10/1998   11.09  14.363  18.452
03/19/1999    7.086      11.024   20.796  06/26/1998   10.34  12.728  17.948
03/05/1999    7.346      11.472   20.406  06/12/1998   14.74  12.227  17.399
02/19/1999    6.741      11.618   19.811  05/29/1998   15.46  12.876  17.259
02/05/1999    6.828      12.183   19.802  05/15/1998   15.53  13.301  17.532
01/22/1999    6.828       12.44   19.565  05/01/1998   15.79  13.413  17.708
01/08/1999    7.778      12.245   20.357  04/17/1998   16.71  13.689  17.727
12/25/1998    7.001       10.62   19.565  04/03/1998   17.11  13.688  17.718
12/11/1998    6.351      10.958   18.608  03/20/1998   17.06  13.856  17.342
11/27/1998    6.423       11.22   19.007  03/06/1998   16.67  13.472  16.647
11/13/1998    5.558      10.596   17.936  02/20/1998   16.99  13.266  16.296
10/30/1998    6.857       9.513    17.49  02/06/1998   16.41  13.647  15.941
10/16/1998    4.619       8.868   16.809  01/23/1998   15.13  13.511  15.065
10/02/1998    8.082      11.415   15.947  01/09/1998   14.68  13.163  14.592
09/18/1998    8.009      11.334   16.215  12/26/1997   14.87  13.149  14.717
09/04/1998    8.283       9.969    15.47  12/12/1997   14.24  13.821  14.979
08/21/1998    9.651      11.201   17.162  11/28/1997      15      15      15
08/07/1998    9.515       13.28   17.279

ITEM 2:  RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has selected the accounting firm of Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 1999. Deloitte & Touche LLP has served as the Company's independent auditors since the Company's inception. A representative of Deloitte & Touche LLP is expected to be present at the meeting with the opportunity to make a statement if such representative so desires and to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S AUDITORS.

ITEM 3:  OTHER MATTERS

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is that hereinabove set forth. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

STOCKHOLDER PROPOSALS:  2000 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company on or prior to December 28, 1999, to be eligible for inclusion in the Company's Proxy Statement and form of proxy to be used in connection with the 2000 Annual Meeting.

                                 By order of the Board of Directors,

                                 Robert J. Gartner
                                 Secretary

Rochelle Park, New Jersey
April 26, 1999

                         LASER MORTGAGE MANAGEMENT, INC.
             Annual Meeting of Stockholders to be held June 24, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



P   The undersigned, revoking any proxy heretofore given, hereby appoints Robert
R   J. Gartner proxy of the undersigned with full power of substitution, with
O   respect to all of the shares of stock of LASER MORTGAGE MANAGEMENT, INC.
X   ("LASER") which the undersigned is entitled to vote at LASER'S Annual
Y Meeting of Stockholders to be held on Thursday, June 24, 1999, and at any adjournment thereof.



      (Continued, and to be marked, dated and signed, on the reverse side)

                                                                  SEE REVERSE
                                                                      SIDE

                                   DETACH HERE

     Please mark
/X/  vote as in this
     example

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

1.  ELECTION OF DIRECTOR:  To                  FOR       AGAINST    ABSTAIN
    elect the one (1) nominee for             /__/        /__/       /__/
    Class II Director listed below
    for a term of three years.            2. Proposed to ratify and approve
                                             the appointment of Deloitte &
    Nominee:  Frederick N. Khedouri          Touche LLP as independent auditors
   /__/  FOR       /__/  WITHHELD            of LASER for the fiscal year ending
       NOMINEE           FROM                December 31, 1999.
                         NOMINEE
                                          3. In their discretion, upon any other
                                             matters which may properly come
                                             before the meeting or any
                                             adjournment thereof.

                                             MARK HERE
                                             FOR ADDRESS /__/
                                             CHANGE AND
                                             NOTE AT LEFT

                                          Receipt of the Notice of Annual
                                          Meeting and of the Proxy Statement and
                                          Annual Report to Stockholders of LASER
                                          is hereby acknowledged PLEASE DATE,
                                          SIGN AND RETURN THIS PROXY PROMPTLY
                                          USING THE ENCLOSED ENVELOPE.
                                          Your signature should appear the same
                                          as your name appears hereon. If
                                          signing as attorney, executor,
                                          administrator, trustee or guardian,
                                          please indicate the capacity in which
                                          signing. When signing as joint
                                          tenants, all parties to the joint
                                          tenancy must sign. When the proxy is
                                          given by a corporation, it should be
                                          signed by an authorized officer.
Signature ________________   Date _____  Signature ________________ Date_______